Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Director of Communications
717-735-5558 or mwlambert@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation of Lancaster, PA to Merge with PNC

LANCASTER, PA (July 19, 2007) – Sterling Financial Corporation of Lancaster, PA, (NASDAQ: SLFI) announced today that it has agreed to merge with The PNC Financial Services Group, Inc. of Pittsburgh, PA (NYSE: PNC). Sterling shareholders will receive approximately $19.00 in PNC stock or cash for each share of Sterling stock. The total deal value is approximately $565 million and it is expected to close in the first quarter of 2008, subject to customary closing conditions, including regulatory approval and approval by Sterling shareholders. This transaction has been approved by both boards of directors.

Integration of the two operations is expected to take place in the third quarter of 2008. For Sterling customers, little will change during the time leading up to the conversion. They are asked to continue to use their same branch offices and relationship managers. And since both companies have extensive experience in this type of integration, a seamless transition is anticipated.

“We are really pleased with PNC as a strategic partner. It is a great transaction for our shareholders and adds a level of convenience and product depth that will enhance the banking experience for the Sterling customer,” said J. Roger Moyer, Jr., president and chief executive officer of Sterling. “Our customers will be able to bank across the mid-Atlantic area utilizing PNC’s extensive branch, ATM, and online banking network.”

Sterling complements the PNC branch network nicely by filling in its south-central Pennsylvania presence anchored by Philadelphia, Harrisburg, and Baltimore.

Added Glenn Walz, chairman of Sterling Financial Corporation, “This transaction demonstrates our commitment to enhance shareholder value following the impact of the irregularities found at EFI earlier this year. We are extremely pleased to obtain such a fine transaction for our shareholders as well as a quality partner for our customers and employees.”

Under the merger agreement, Sterling will merge into PNC. The transaction values each common share of Sterling stock at $19.00 based on PNC’s closing NYSE stock price of $73.87 on July 17, 2007. The aggregate consideration for the Sterling common stock is composed of approximately 4.540 million shares of PNC common stock and $224 million in cash, subject to adjustment, and is based on 29.425 million shares of Sterling common stock currently outstanding. The consideration a Sterling shareholder will receive is equivalent to 0.1543 shares of PNC common stock and $7.60 in cash per share of Sterling common stock. Sterling shareholders will be entitled to elect to receive the merger consideration in shares of PNC common stock or in cash, subject to proration if either cash or stock is oversubscribed. All Sterling stock options have vested as a result of Sterling’s agreement with PNC. Options not exercised by the closing date will convert to PNC options for the remaining term at the conversion date.

The actual value of the purchase consideration to be paid upon closing to each Sterling shareholder will depend on the average PNC stock price shortly prior to completion of the merger, and the cash and stock components on a per Sterling share basis will be determined at that time based on the average PNC stock price so that each share of Sterling receives consideration representing equal value.

Keefe, Bruyette & Woods, Inc., and Sullivan & Cromwell LLP, respectively, acted as the financial and legal advisers to Sterling in this transaction. More information on the two companies and this transaction will be available on Sterling’s web site at www.sterlingfi.com .

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Forward-Looking Statements

This filing contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the proposed benefits of the merger between Sterling and PNC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Sterling cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of Sterling and PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Sterling and PNC to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in each company’s filings with the SEC. Sterling does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.
Internal and governmental reviews and investigations relating to the previously announced issues associated with Sterling’s Equipment Finance, LLC unit, as well as litigation arising out of those issues, are on-going and the timing and impact of completion of those reviews, investigations, and litigation are uncertain and could impact the timing of completion of the acquisition or the timing or realization of the anticipated benefits to PNC.

Additional Information About this Transaction

The PNC Financial Services Group, Inc. and Sterling Financial Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Sterling Financial Corporation will be available free of charge from Sterling Financial Corporation by contacting Shareholder Relations at (877) 248-6420.

The directors, executive officers, and certain other members of management and employees of Sterling Financial Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Sterling Financial Corporation. Information about the directors and executive officers of Sterling Financial Corporation is set forth in the proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 2, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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